Exhibit 99.1

Trenwick Group Ltd.                  Continental Building      Tel  441.292.4985
                                     25 Church Street          Fax 441.292.4878
                                     Hamilton HM 12
                                     Bermuda

NYSE Symbol: TWK

Contact: Coleman D. Ross, Executive Vice President and Chief Financial Officer - 441.292.4985

                               Trenwick Group Ltd.
                    Announces Second Quarter Earnings Charges

Hamilton, Bermuda, July 24, 2001 . . .

Trenwick Group Ltd. announced today that operating results for the second quarter of 2001 will be adversely affected by unusual loss activity and loss reserve strengthening.

Second quarter 2001 after-tax operating results will include unusual loss activity of $10.5 million, or $.28 per share, related to an accumulation of catastrophic losses including Tropical Storm Allison and storms affecting the Midwest United States. Insured property catastrophe losses in the United States totaled approximately $4.5 billion in the second quarter - the second worst quarter ended June 30th in the last ten years.

Trenwick strengthened its after-tax loss reserves in the second quarter by $51.6 million, or $1.39 per share. The reserve strengthening emanates from reported loss activity and related increases in incurred but not reported reserves for prior accident years in certain discontinued and non-renewed classes of business as well as a reassessment of reserve levels in certain continuing classes of business.

As previously announced, Trenwick's net income for the second quarter will also be affected by a $2.2 million after-tax restructuring charge in conjunction with the management changes effected at its London operations in April.

Full commentary on the financial results of the quarter, an updated forecast for 2001, and a discussion of the continuing improvement in pricing conditions will be presented in Trenwick's second quarter earnings release scheduled for August 8, 2001 and a subsequent conference call on August 9, 2001.

Background Information
Trenwick is a Bermuda-based specialty insurance and reinsurance underwriting organization with five distribution platforms operating through its subsidiaries located in the United States, the United Kingdom and Bermuda. Trenwick America Re provides treaty reinsurance to insurers of property and casualty risks in the United States. Trenwick International underwrites specialty insurance as well as treaty and facultative reinsurance on a worldwide basis. Chartwell Managing Agents Limited is Trenwick's managing agency at Lloyd's. Canterbury Financial Group underwrites U.S. property and casualty insurance through specialty program administrators. LaSalle Re is a property and casualty reinsurer writing worldwide specialist products with an emphasis on catastrophe coverage.

Each of Trenwick's principal insurance and reinsurance subsidiaries is rated A (Excellent) by A. M. Best Company and has been assigned a financial strength rating of A+ by Standard & Poor's.

Safe Harbor for Forward-Looking Statements
Certain statements made in this press release that are not based on current or historical fact are forward-looking in nature including, without limitation, statements containing words "believes," "anticipates," "plans," "projects," "intends," "expects," "estimates," "predicts," and words of similar import. Such forward-looking statements, including in particular Trenwick's forecast of future earnings, involve known and unknown risks, assumptions, uncertainties, and other factors that may cause actual results, performance, or achievements of Trenwick or its industry to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Trenwick has identified certain risk factors which could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors are discussed in Trenwick's Securities and Exchange Commission filings, including but not limited to its most recent Form 10-K, Form 10-Q and Form 8-K filed with the Securities and Exchange Commission, and such discussions regarding risk factors are hereby incorporated by reference into this press release. Copies of such Securities and Exchange Commission filings are available from Trenwick or directly from the Securities and Exchange Commission.